Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 21, 2008, accompanying the financial statements of Jo-Ann Stores, Inc. Associate Stock Ownership Plan included on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Jo-Ann Stores, Inc. on Forms S-8 (File No. 33-72445, effective February 16, 1999 and File No. 333-128157, effective September 7, 2005).
/s/ GRANT THORNTON LLP
Cleveland, Ohio
March 21, 2008